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Exhibit 99(n)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement of S&P Quality Rankings Global Equity Managed Trust (Securities Act Registration No. 333-113316) on Form N-2 of our report dated May 25, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touch LLP

Boston, Massachusetts
May 25, 2004

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  Exhibit 99(n)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM